AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
XXXXXXXXXXX

=====================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------

                       RAPID RETRIEVAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                      NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   88-0429856
                      (IRS Employer Identification Number)

                        14919 Lebanon Road
                        Old Hickory, TN 37138
                    (Address of principal executive offices)

                                        MAX C. TANNER
                          2950 EAST FLAMINGO ROAD
                                 LAS VEGAS, NV 89121

                     (Name and address of agent for service)

                                 (702) 369-9614
          (Telephone number, including area code of agent for service)

                              CONSULTING AGREEMENT
                            (Full title of the Plan)
          -------------------------------------------------------------

                                    COPY TO:
                               Parsons Law Firm
                               James B. Parsons
                       500 108th Avenue NE, Suite 1710

                            Bellevue, WA 98004

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
Title of Securities    Amount            Proposed            Proposed        Amount of
to be registered       To be             Maximum             Maximum         Registration
                       Registered        Offering Price      Aggregate       Fee
                                                             Per Share       Offering Price
----------------------------------------------------------------------------------------------------------------------
Common Stock,
  $.001 par value      400,000           $2.50               $1,000,000      $264
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rue 457 under the Securities Act of 1933.


                       RAPID RETRIEVAL SYSTEMS, INC.

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-B


             FORM S-8 ITEM NUMBER AND CAPTION                            CAPTION IN
                                                                          PROSPECTUS
             --------------------------------                            ---------------------
1.  Forepart of Registration Statement and Outside Front              Facing  Page  of  Registration
                                                                      Statement  and
    Cover Page of Prospectus                                          Cover Page of Prospectus

2.  Inside Front and Outside Back Cover Pages of                      Inside  Cover Page of  Prospectus
                                                                      and Outside
    Prospectus                                                        Cover Page of Prospectus

3.  Summary Information, Risk Factors and Ratio of                    Not Applicable

    Earnings to Fixed Charges

4.  Use of Proceeds                                                   Not Applicable

5.  Determination of Offering Price                                   Not Applicable

6.  Dilution                                                          Not Applicable

7.  Selling Security Holders                                          Not Applicable

8.  Plan of Distribution                                              Not Applicable

9.  Description of Securities to be Registered                        Consulting Agreement

10.  Interest of Named Experts and Counsel                            Not Applicable

11.  Material Changes                                                 Not Applicable

12.  Incorporation of Certain Information by Reference                Information Incorporated by
                                                                      Reference

13.  Disclosure of Commission Position on                             Indemnification
     Indemnification for Securities Act Liabilities



PROSPECTUS


                       RAPID RETRIEVAL SYSTEMS, INC.
                         400,000 Shares of Common Stock
                                ($.001 Par Value)

         This Prospectus is part of a Registration Statement which registers an aggregate 400,000 shares of common stock, $.001 par value, common stock of Rapid Retrieval Systems, Inc. (the "Company") which may be issued as set forth herein to the following named persons:

                     NAME                            NUMBER OF SHARES
                     ----                            ----------------
                     Mark Morgan                     200,000
                     Benito DiTerlizzi               200,000



         On August 15, 2000, a Consulting Agreement was entered into with Mark Morgan (collectively, the "Advisors") pursuant to a consulting agreement (collectively, the "Consulting Agreements"). On August 16, 2000, a Consulting Agreement was entered into with Benito DiTerlizzi (collectively, the "Advisors") pursuant to a consulting agreement (collectively, the "Consulting Agreements"). The Company has been advised by Advisors that they may sell all or a portion of their shares of common stock from time to time through securities brokers/dealers only at current market prices and that no commissions or compensation will be paid in connection therewith in excess of customary brokers commissions. Advisors and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, (the "Securities Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

         No other person is authorized to give any information or make Any representation not contained or incorporated by reference in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

=====================================================================

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE COMPANY IS A CRIMINAL OFFENSE.
=====================================================================

         This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.


                 THE DATE OF THIS PROSPECTUS IS AUGUST 29, 2000.


                                TABLE OF CONTENTS

AVAILABLE INFORMATION......................................................1
INFORMATION INCORPORATED BY REFERENCE......................................1
THE COMPANY................................................................2
CONSULTING AGREEMENTS......................................................2
Restrictions Under Securities Laws.........................................3
DESCRIPTION OF CAPITAL STOCK...............................................3
Common Stock...............................................................3

Registrar and Transfer.....................................................3

Dissenters' Rights.........................................................4
Preferred Stock............................................................4
LEGAL MATTERS..............................................................4
STATEMENT OF INDEMNIFICATION...............................................4

                                       i


                              AVAILABLE INFORMATION

Rapid Retrieval Systems, Inc., (the "Company") is subject to the requirement to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports and other materials with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other materials filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any part of such material may be obtained from the Commission upon payment of fees prescribed by the Commission. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such web site is http://www.sec.gov.
         The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 400,000 shares of the Company's Common Stock, which will be issued to Mark Morgan (200,000) and Benito DiTerlizzi (200,000) (collectively, the "Advisors") as consultants of the Company pursuant to written Consulting Agreements. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charges.

                      INFORMATION INCORPORATED BY REFERENCE

         The Company filed its registration statement on Form 10SB on April 25, 2000. The Company filed a current events on Form 8-K reporting a reverse split of its stock on August 8, 2000. The Company filed its preliminary proxy statements on Form 14a on August 24, 2000. On August 24, 200, the Company filed a Form 8-K reporting a change in control of the registrant and the acquisition of property. The above referenced reports, which were previously filed with the Commission are incorporated herein by reference.

         All documents filed by the Company pursuant to Section 13, 14 or 15 (d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THE COMPANY HEREBY UNDERTAKES TO FURNISH WITHOUT CHARGE TO EACH SUCH TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR
ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO MR. SONNY PARADISE, PRESIDENT, RAPID
RETRIEVAL SYSTEMS, INC., 1795 SAUNDERSVILLE FERRY ROAD, MT. JULIET, TN 37122, (615) 754-1871.


                                   THE COMPANY

Rapid Retrieval Systems, Inc., (the "Issuer" or "Company") was incorporated under the laws of the State of Nevada on June 12, 1997. The Company has no subsidiaries or affiliated companies. The Company is a development stage company that does not currently have customers or revenues from operations since inception.

         The Company's Common Stock trades on the OTC under the symbol RPDS.


                              CONSULTING AGREEMENTS

         On August 15, 2000, the Company entered into a Consulting Agreement with Mark Morgan, pursuant to which the Company agreed to issue 200,000 shares of Common Stock of the Company. Under the terms of the Consulting Agreement, Mark Morgan will provide business consulting services. The term of the Consulting Agreement began on August 16, 2000, and will be effective until the date of delivery of completed product and Services.

       On August 16, 2000, the Company entered into a Consulting Agreement for consulting services with Benito DiTerlizzi, pursuant to which the Company agreed to issue 200,000 shares of Common Stock of the Company. Under the terms of the Agreement, Consultant will provide business strategic consulting services to the Company. The term of the Agreement began on August 16, 2000 and shall be effective until delivery of completed product and services.


RESTRICTIONS UNDER SECURITIES LAWS

         The sale of any shares of Common Stock acquired under the Consulting Agreements must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option, he would generally be required to pay any "profits" resulting from the sale of the stock and receipt of the stock option. The foregoing is not intended to be a complete statement of applicable law and Advisors should rely on its own legal counsel with respect thereto.


                          DESCRIPTION OF CAPITAL STOCK

         The Company is authorized to issue 20 million shares of Common Stock, $0.001 par value. The presently outstanding shares of Common Stock are fully paid and nonassessable.

COMMON STOCK

         As of August 15, 2000, approximately 10,400,000 shares of Common Stock were outstanding.

         VOTING RIGHTS. Each holder of the Common Stock shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation.

         DIVIDEND RIGHTS. Dividends may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property, shares of corporate stock, or any other medicum. The Board of Directors may fix in advance a record date, as provided in Section 1.06 of the By-laws, prior to the dividend payment for the purposes of determining shareholders entitled to receive payment of any dividend. The Board of Directors may close the stock transfer books for such purpose for a period of not more than ten (10) days prior to the payment date of such dividend.


         Preemptive Rights. Except as may otherwise be provided by the Board of Directors, no holder of any shares of the stock of the Corporation, shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now orhereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

REGISTRAR AND TRANSFER AGENT

         The Company's registrar and transfer agent is Pacific Stock Transfer Company, 5844 S. Pecos Road #D, Las Vegas, NV 89120, 702-361-3033.

DISSENTERS' RIGHTS

        Under current Nevada law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the Company to purchase his shares dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the Company's certificate of incorporation.

PREFERRED STOCK

The Company is not currently authorized to issued any preferred stock.

                                  LEGAL MATTERS

         The legality of the securities offered hereby is being passed upon for the Company by Parsons Law Firm, Bellevue, Washington, counsel to the Company.

                          STATEMENT OF INDEMNIFICATION

                  Pursuant to Section 78.7502 of the Nevada Revised Statutes, the Company has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed in (a) and (b) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) The Company=s Form 10-SB filed April 25, 2000. The Company's Form 8-K filed August 8, 2000. The Company's Preliminary Proxy Statement Filed on Form 14A on August 24, 2000 and the Company's Form 8-K filed August 24, 2000. The above referenced reports, which were previously filed with the Commission are incorporated herein by reference.

                  (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the date of registration on Form 10-SB referred to in (a) above.

Item 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None

Item 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Section 78.7502 of the Nevada Revised Statutes provides that:

         NRS 78.7502 Discretionary and mandatory indemnification of officers,directors, employees and agents: General Provisions.

                                       5

                1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                 2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys'' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
                    3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys'' fees, actually and reasonably incurred by him in connection with the defense.

         (b) Section 78.035 of the Nevada Revised Statutes provides that:

          Section 78.035 Articles of Incorporation: Required Provisions. The articles of incorporation must set forth:

                    1. The name of the corporation. A name appearing to be that of a natural person

                                       6 Section 78.7502 of the Nevada Revised
Statutes provides that:

         NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General Provisions.


                1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
                 2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys'' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
                    3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys'' fees, actually and reasonably incurred by him in connection with the defense.

         (b) Section 78.035 of the Nevada Revised Statutes provides that:

          Section 78.035 Articles of Incorporation: Required Provisions. The articles of incorporation must set forth:

                    1. The name of the corporation. A name appearing to be that of a natural person and containing a given name or initials must not be used as a corporate name except with an additional word or words such as "Incorporated," "Limited," "Inc.," "Ltd.," "Company," "Corporation" "Corp.," or other word which identifies it as not being a natural person.


                    2. The name of the person designated as the corporation's resident agent, the street address of the resident agent where process may be served upon the corporation, and the mailing address of the resident agent if different from the street address.

                    3. The number of shares the corporation is authorized to issue and, if more than one class or series of stock is authorized, the classes, the series and the number of shares of each class or series which the corporation is authorized to issue, unless the articles authorize the board of directors to fix and determine in a resolution the classes, series and numbers of each class or series as provided in NRS 78.195 and 78.196.


                    4. The number, names and post office box or street addresses, either residence or business, of the first board of directors or trustees, together with any desired provisions relative to the right to change the number of directors as provided in NRS 78.115.

                    5. The name and post office box or street address, either residence or business of each of the incorporators executing the articles of incorporation, and containing a given name or initials must not be used as a corporate name except with an additional word or words such as "Incorporated," "Limited," "Inc.," "Ltd.," "Company," "Corporation" "Corp.," or other word which identifies it as not being a natural person.

                    2. The name of the person designated as the corporation's resident agent, the street address of the resident agent where process may be served upon the corporation, and the mailing address of the resident agent if different from the street address.

                    3. The number of shares the corporation is authorized to issue and, if more than one class or series of stock is authorized, the classes, the series and the number of shares of each class or series which the corporation is authorized to issue, unless the articles authorize the board of directors to fix and determine in a resolution the classes, series and numbers of each class or series as provided in NRS 78.195 and 78.196.

                    4. The number, names and post office box or street addresses, either residence or business, of the first board of directors or trustees, together with any desired provisions relative to the right to change the number of directors as provided in NRS 78.115.

                    5. The name and post office box or street address, either residence or business of each of the incorporators executing the articles of incorporation.

Item 8:  EXHIBITS

         The following documents are filed as Exhibits to this Registration
Statement:

                  4 -- Consulting Agreements

                  5 -- Opinion of Parsons Law Firm as to the validity of the shares being registered.

                  24.1 -- Consent of Parsons Law Firm (included in Exhibit 5)

                  25 -- Power of Attorney (following signature page of Registration Statement)

Item 9:  UNDERTAKINGS

         The undersigned registrant hereby undertakes:


                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Juliet, State of Tennessee, on the 29th day of August, 2000.

RAPID RETRIEVAL SYSTEMS, INC.



By     /s/ Sonny Paradise                   /s/ Kevin D. Grisham
     Sonny Paradise, President          Kevin D. Grisham, Secretary